Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc. 1015 Third Avenue, Suite 1200 Seattle, Washington 98104

	CONTACT:	R. Jordan Gates Chief Financial Officer (206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES 2ND QUARTER EARNINGS PER SHARE OF $.30, UP 20%

SEATTLE, WASHINGTON — August 6, 2007, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced net earnings of $65,489,000 for the second quarter of 2007, as compared with $56,329,000 for the same quarter of 2006, an increase of  16%.  Net revenues for the second quarter of 2007 increased 12% to $354,574,000, as compared with $315,687,000 reported for the same quarter of 2006.  Total revenues and operating income were $1,258,618,000 and $101,738,000 in 2007, as compared with $1,131,441,000 and $88,803,000 for the same quarter of 2006, increases of 11% and 15%, respectively.  Diluted net earnings per share for the second quarter were $.30, as compared with $.25 for the same quarter in 2006, an increase of 20%.  The company also reported that same store net revenues and operating income increased 12% and 15%, respectively, for the second quarter of 2007 when compared with 2006.

For the six months ended June 30, 2007, net earnings rose to $124,777,000 from $108,681,000 in 2006, an increase of 15%.  Net revenues for the six months increased to $688,710,000 from $613,829,000 for 2006, up 12%.  Total revenues and operating income for the six months were $2,377,564,000 and $196,263,000 in 2007, as compared with $2,157,978,000 and $174,204,000 for the same period in 2006, increases of 10% and 13%, respectively.  Diluted net earnings per share for the first two quarters of 2007 were $.56 as compared with $.49 for the same period of 2006, an increase of 14%.  Same store net revenues and operating income increased 12% and 13%, respectively, for the six months ended June 30, 2007 when compared with same period of 2006.

“This quarter’s results once again illustrate that steady growth is reliant upon both consistent and fundamental execution. We experienced good solid growth in all of our major geographic areas.” commented Peter J. Rose, Chairman and Chief Executive Officer.  “When Yogi Berra said, ‘It ain’t like football. You can’t make up no trick plays’ he was speaking of baseball, but he might just as well have been talking about the global logistics business.  Indeed, there are no ‘trick plays’ or short cuts that can bail you out in this game.  When the final box scores are published in this business, those who have attempted to rely on either, have typically found themselves thrown out at home.  While the spectacular, but intermittent long-ball game may garner the headlines, it’s the more tedious but consistent short-ball game that takes home the trophies.” Rose said.

“One achievement that has served us well at Expeditors has been the development of service offerings which have complementary strengths and compensatory balance, both geographically and across product lines.  We benefited this quarter by capabilities that allowed us to take advantage of shifts in global growth.  As fortunes and events in the global economy create favorable conditions in any one area, we’re increasingly positioned to take advantage of these opportunities.  The good thing about a global business model, such as ours, is that opportunities which develop in one area typically create some kind of associated benefit in another.  At the end of the day it is our employees—experienced, knowledgeable and well-trained professionals—who make this happen...and they are the ones who deserve the credit.  We believe it is their continued commitment to execute a little bit better today than yesterday, day in and day out, that makes the difference in delivering the kind of customer service that sets us apart.” Rose concluded.

Expeditors is a global logistics company.   Headquartered in Seattle, Washington, the company employs trained professionals in 172 full-service offices, 61 satellite locations and 5 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

Expeditors International of Washington, Inc.

2nd Quarter 2007  Earnings Release

August 6, 2007

Expeditors International of Washington, Inc.

Financial Highlights

Three months and Six months ended

June 30, 2007 and 2006

Unaudited

(in 000’s except share data)

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2007	2006(1)	Increase	2007	2006(1)	Increase
Revenues	$1,258,618	$1,131,441	11%	$2,377,564	$2,157,978	10%
Net revenues	$354,574	$315,687	12%	$688,710	$613,829	12%
Operating income	$101,738	$88,803	15%	$196,263	$174,204	13%
Net earnings	$65,489	$56,329	16%	$124,777	$108,681	15%
Diluted earnings per share	$.30	$.25	20%	$.56	$.49	14%
Basic earnings per share	$.31	$.26	19%	$.58	$.51	14%
Diluted weighted average shares outstanding	221,716,414	224,374,720		222,283,372	224,051,286
Basic weighted average shares outstanding	213,251,710	213,725,395		213,339,478	213,574,773

 (1) Certain 2006 amounts have been reclassified to conform with 2007 presentation.

Offices opened during the Second Quarter of 2007

NORTH AMERICA

Knoxville, Tennessee +

+ Satellite office of Atlanta, Georgia

Investors may submit written questions via e-mail to:  investor@expeditors.com

Or by fax to: (206) 674-3459

Questions received by the end of business on August 8, 2007 will be considered in management’s 8-K “Responses to Selected Questions” expected to be filed on or about August 13, 2007.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$575,042	$511,358
Short-term investments	466	578
Accounts receivable, net	829,202	811,486
Deferred Federal and state income taxes	7,613	7,490
Other current assets	25,438	10,925
Total current assets	1,437,761	1,341,837

Property and equipment, net	455,639	450,856
Goodwill, net	7,927	7,927
Other intangibles, net	6,853	7,584
Other assets	29,081	14,134
	$1,937,261	$1,822,338
Liabilities and Shareholders’ Equity

Current liabilities:
Short term borrowings	213	—
Accounts payable	583,632	544,028
Accrued expenses, primarily salaries and related costs	148,602	122,081
Federal, state and foreign income taxes	30,821	43,036
Total current liabilities	$763,268	$709,145

Deferred Federal and state income taxes	$42,463	$26,743

Minority interest	$16,497	$16,515

Shareholders’ equity:
Preferred stock, par value $.01 per share
Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share
Authorized 320,000,000 shares; issued and outstanding 212,995,326 shares at June 30, 2007 and 213,080,466 shares at December 31, 2006	2,130	2,131
Additional paid-in capital	63,581	119,582
Retained earnings	1,028,933	934,058
Accumulated other comprehensive income	20,389	14,164
Total shareholders’ equity	1,115,033	1,069,935
	$1,937,261	$1,822,338

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Airfreight	$564,471	$545,273	$1,081,676	$1,036,271
Ocean freight and ocean services	450,431	380,280	825,633	724,939
Customs brokerage and other services	243,716	205,888	470,255	396,768
Total revenues	1,258,618	1,131,441	2,377,564	2,157,978

Operating expenses:
Airfreight consolidation	437,446	429,976	827,090	810,557
Ocean freight consolidation	364,917	300,780	663,808	571,659
Customs brokerage and other services	101,681	84,998	197,956	161,933
Salaries and related costs	197,393	172,453	380,154	333,427
Rent and occupancy costs	15,744	15,489	32,411	31,157
Depreciation and amortization	10,275	8,626	19,850	16,679
Selling and promotion	9,581	8,957	18,677	16,914
Other	19,843	21,359	41,355	41,448
Total operating expenses	1,156,880	1,042,638	2,181,301	1,983,774

Operating income	101,738	88,803	196,263	174,204

Interest expense	118	(10)	104	(37)
Interest income	5,531	4,390	10,750	8,664
Other, net	1,675	465	2,430	2,132
Other income, net	7,324	4,845	13,284	10,759

Earnings before income taxes and minority interest	109,062	93,648	209,547	184,963

Income tax expense	43,315	35,503	84,475	72,555
Net earnings before minority interest	65,747	58,145	125,072	112,408
Minority interest	(258)	(1,816)	(295)	(3,727)
Net earnings	$65,489	$56,329	$124,777	$108,681

Diluted earnings per share	$0.30	$0.25	$0.56	$0.49

Basic earnings per share	$0.31	$0.26	$0.58	$0.51

Weighted average diluted shares outstanding	221,716,414	224,374,720	222,283,372	224,051,286

Weighted average basic shares outstanding	213,251,710	213,725,395	213,339,478	213,574,773

Certain 2006 amounts have been reclassified to conform to the 2007 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Operating Activities:
Net earnings	$65,489	$56,329	$124,777	$108,681
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	(869)	647	(355)	493
Deferred income tax expense	6,772	6,309	12,240	12,589
Excess tax benefits from stock option plans	(5,291)	(14,973)	(21,623)	(21,008)
Stock compensation expense	12,043	9,418	23,503	17,816
Depreciation and amortization	10,275	8,626	19,850	16,679
Gain on sale of property and equipment	(79)	(68)	(202)	(215)
Minority interest in earnings of consolidated entities	258	1,816	295	3,727
Other	354	787	688	1,861
Changes in operating assets and liabilities:
Increase in accounts receivable	(70,962)	(49,838)	(13,261)	(28,999)
Decrease (increase) in other current assets	173	(1,299)	(504)	(1,772)
Increase in accounts payable and other current liabilities	76,080	40,164	62,445	69,016
(Decrease) increase in taxes payable, net	(7,311)	(2,340)	(4,842)	14,843

Net cash provided by operating activities	86,932	55,578	203,011	193,711

Investing Activities:
Decrease (increase) in short-term investments	76	(275)	162	(283)
Purchase of property and equipment	(12,904)	(100,334)	(26,342)	(121,833)
Proceeds from sale of property and equipment	119	87	498	265
Prepayment on long-term land lease	(2,848)	—	(2,848)	—
Deposit on building purchase	(5,056)	—	(5,056)	—
Other	(1,188)	692	(1,528)	486

Net cash used in investing activities	(21,801)	(99,830)	(35,114)	(121,365)

Financing Activities:
(Repayments) borrowings of short-term debt, net	(17)	—	203	—
Proceeds from issuance of common stock	12,602	20,513	27,868	26,020
Repurchases of common stock	(56,597)	(86,669)	(128,995)	(113,628)
Dividends Paid	(29,902)	(23,575)	(29,902)	(23,576)
Excess tax benefits from stock option plans	5,291	14,973	21,623	21,008
Net distributions to minority interests	(316)	—	(316)	—

Net cash used in financing activities	(68,939)	(74,758)	(109,519)	(90,176)

Effect of exchange rate changes on cash	2,034	6,016	5,306	8,630

(Decrease) increase in cash and cash equivalents	(1,774)	(112,994)	63,684	(9,200)

Cash and cash equivalents at beginning of period	576,816	567,688	511,358	463,894

Cash and cash equivalents at end of period	575,042	454,694	575,042	454,694

Interest and taxes paid:
Interest	127	8	138	32
Income tax	41,279	30,376	74,312	43,051

Certain 2006 amounts have been reclassified to conform to the 2007 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United	Other	Far		Australia/	Latin	Middle	Elimi-	Consoli-
	States	N. America	East	Europe	New Zealand	America	East	nations	dated
Three months ended June 30, 2007

Revenues from unaffiliated customers	$260,796	32,765	710,104	162,100	17,057	19,377	56,419		1,258,618
Transfers between geographic areas	$25,856	1,989	4,470	8,172	1,853	3,078	3,340	(48,758)	—
Total revenues	$286,652	34,754	714,574	170,272	18,910	22,455	59,759	(48,758)	1,258,618

Net revenues	$143,206	15,377	100,479	58,600	9,812	10,950	16,150		354,574
Operating income	$31,459	2,941	46,587	11,951	2,658	2,354	3,788		101,738
Identifiable assets at quarter end	$893,335	69,599	431,106	395,022	30,617	37,310	82,642	(2,370)	1,937,261
Capital expenditures	$7,843	688	1,188	2,141	198	267	579		12,904
Depreciation and amortization	$5,304	331	1,222	2,393	225	417	383		10,275
Equity	$1,256,503	32,692	326,036	134,925	20,114	19,571	39,555	(714,363)	1,115,033

Three months ended June 30, 2006

Revenues from unaffiliated customers	$232,275	30,254	629,016	156,268	13,435	16,801	53,392		1,131,441
Transfers between geographic areas	$27,485	1,962	4,171	7,900	1,621	2,111	2,680	(47,930)	—
Total revenues	$259,760	32,216	633,187	164,168	15,056	18,912	56,072	(47,930)	1,131,441

Net revenues	$128,278	15,871	88,945	53,330	8,024	8,287	12,952		315,687
Operating income	$27,659	3,864	40,855	10,051	2,127	1,665	2,582		88,803
Identifiable assets at quarter end	$839,926	57,363	369,930	329,676	22,431	32,241	58,371	5,612	1,715,550
Capital expenditures	$91,578	198	4,467	3,096	109	468	418		100,334
Depreciation and amortization	$4,417	345	1,210	1,729	189	382	354		8,626
Equity	$1,106,283	24,124	276,872	95,304	14,245	13,256	25,951	(586,434)	969,601

Six months ended June 30, 2007

Revenues from unaffiliated customers	$506,521	60,851	1,312,135	318,479	31,840	38,748	108,990		2,377,564
Transfers between geographic areas	$48,354	3,967	8,450	15,933	3,550	5,584	6,763	(92,601)	—
Total revenues	$554,875	64,818	1,320,585	334,412	35,390	44,332	115,753	(92,601)	2,377,564

Net revenues	$278,673	30,077	193,632	114,627	18,739	20,745	32,217		688,710
Operating income	$59,522	5,670	91,471	22,102	5,062	4,406	8,030		196,263
Identifiable assets at quarter end	$893,335	69,599	431,106	395,022	30,617	37,310	82,642	(2,370)	1,937,261
Capital expenditures	$16,548	1,012	2,521	3,526	892	762	1,081		26,342
Depreciation and amortization	$10,473	662	2,597	4,130	425	817	746		19,850
Equity	$1,256,503	32,692	326,036	134,925	20,114	19,571	39,555	(714,363)	1,115,033

Six months ended June 30, 2006

Revenues from unaffiliated customers	$453,442	58,635	1,185,711	296,633	25,788	32,910	104,859		2,157,978
Transfers between geographic areas	$52,927	3,692	7,854	15,225	3,030	4,004	5,062	(91,794)	—
Total revenues	$506,369	62,327	1,193,565	311,858	28,818	36,914	109,921	(91,794)	2,157,978

Net revenues	$255,922	30,553	169,694	101,933	15,424	15,474	24,829		613,829
Operating income	$52,227	7,203	82,139	20,624	4,108	2,939	4,964		174,204
Identifiable assets at quarter end	$839,926	57,363	369,930	329,676	22,431	32,241	58,371	5,612	1,715,550
Capital expenditures	$108,764	295	7,221	3,810	346	791	606		121,833
Depreciation and amortization	$8,485	696	2,400	3,265	387	747	699		16,679
Equity	$1,106,283	24,124	276,872	95,304	14,245	13,256	25,951	(586,434)	969,601

Certain 2006 amounts have been reclassified to conform to the 2007 presentation.